CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 (except with respect to the matter discussed in Note 23, as to which the date is March 22, 2000), included (or incorporated by reference) in West Coast Bancorp's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP

San Francisco, California
April 17, 2000